UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

REAL MEX RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Dutkiewicz as Executive Vice President and Chief Financial Officer

On March 19, 2010, Real Mex Restaurants, Inc. (the “Company”) announced the hiring of Richard (Rick) Dutkiewicz as Executive Vice President and Chief Financial Officer (“CFO”). Since 2003, Mr. Dutkiewicz, 54, has been Chief Financial Officer of Einstein Noah Restaurant Group. ENRG is the largest operator of bagel bakeries in the U.S., including 683 company owned, licensed and franchised locations in 34 states and the District of Columbia. His span of control includes accounting, finance, risk management and audit services. Prior to ENRG, Mr. Dutkiewicz had been recruited to take over the CFO role with a troubled publicly traded electronics manufacture, Vari-L Company, where he overhauled the finance department, including personnel and systems, leading the way to a successful sale and transition to Sirenza Microdevices in 2003. In the six years preceding Vari-L, Mr. Dutkiewicz was CFO for Coleman Natural Products, a leading supplier of natural beef in the U.S., where he led the company to its initial public offering in 1996. Mr. Dutkiewicz is a graduate of Loyola University where he earned a B.B.A. in Accounting and worked in public accounting as an audit manager with KPMG until 1984. He has more than 30 years of experience spanning both public and privately held organizations for a variety of restaurant, technology, and manufacturing organizations.

Compensatory Arrangements with Richard Dutkiewicz

In connection with Mr. Dutkiewicz’s employment as Executive Vice President and CFO, Mr. Dutkiewicz signed an offer letter with the Company dated March 17, 2010. The offer letter provides for an initial annual base salary of $325,000. Mr. Dutkiewicz will participate in the Company’s bonus program that entitles him to an annual performance bonus up to 50% of his base salary. In addition, Mr. Dutkiewicz will receive an option grant with a targeted payout of $1,500,000. Mr. Dutkiewicz will also receive a signing bonus of $50,000 and is eligible for reimbursements related to relocation up to $75,000. In the event Mr. Dutkiewicz is terminated without cause, he will be entitled to receive twelve months of his base salary and payment of premiums for COBRA coverage for a twelve-month period.

The description of Mr. Dutkiewicz’s offer letter is not intended to be complete and is qualified in its entirety by the complete text of the document attached to this filing as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer letter dated March 17, 2010 by and between Real Mex Restaurants, Inc. and Richard Dutkiewicz.
99.1	Press release dated March 19, 2010 regarding the appointment of Richard Dutkiewicz as Executive Vice President and CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: March 23, 2010	By:	/s/ Richard E. Rivera

Richard E. Rivera
Chief Executive Officer